Exhibit 10.33

Final Version

REPLACEMENT 2.5X RESTRICTED STOCK GRANT

UNDER THE

HCIT HOLDINGS, INC. 2009 EQUITY INCENTIVE PLAN

THIS 2.5X RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”) between HCIT Holdings, Inc., a Delaware corporation (the “Company”), Change Healthcare, Inc., a Delaware corporation (“Change”), and the individual named on the signature page hereto (the “Participant”) is made as of the date set forth on such signature page.

R E C I T A L S:

WHEREAS, the Participant held a number of unvested options to acquire shares of common stock of Change (collectively, the “Unvested Change Options”);

WHEREAS, Change and McKesson Corporation (together with its affiliates, “McKesson”) have combined McKesson’s Technology Solutions business and Change’s business in a newly formed company, Change Healthcare LLC (the “JV”) and certain assets of Change were separated into a newly formed company, eRx Network Holdings, Inc. (“eRx”, and such transactions, the “Transaction”);

WHEREAS, the Company owns no less than approximately 30% of the voting power of the JV, with most of the remaining voting power of the JV owned by McKesson;

WHEREAS, the Company has assumed the Amended and Restated 2009 Equity Incentive Plan of Change Healthcare, Inc. and amended and restated the plan in the form attached hereto as Exhibit A (as amended, the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meaning as in the Plan;

WHEREAS, in connection with the formation of eRx, the Participant was granted vested options to acquire shares of common stock of eRx in exchange for a portion of the vested options to acquire shares of common stock of Change (collectively, the “Vested Change Options”), as provided pursuant to separate Nonqualified Stock Option Agreements among eRx, Change and the Participant and a number of unvested shares of common stock of eRx in exchange for a portion of the Unvested Change Options, as provided pursuant to separate Restricted Stock Agreements among eRx, Change and the Participant;

WHEREAS, all of the Participant’s remaining Unvested Change Options were exchanged in connection with the Transaction for a number of unvested shares of common stock of the Company specified on the Participant signature page hereto (the “2.5x Exit-Vesting Shares”) and on the signature page of that certain Replacement 3.0x Restricted Stock Grant Agreement between the Company, Change and the Participant (the “3.0x Agreement”) (the “3.0x Exit-Vesting Shares”); and

WHEREAS, all of the Participant’s remaining Vested Change Options (x) subject to an original exercise price per share less than $2,500 were exchanged in connection with the Transaction for a combination of cash and a number of vested options (“Company Options”) to acquire shares of common stock of the Company (“Shares”) and (y) subject to an original exercise price per share equal to or greater than $2,500 were exchanged in connection with the Transaction for a number of vested Company Options, in each case as provided pursuant to a separate Nonqualified Stock Option Agreement among the Company, Change and the Participant.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	The Restricted Shares.

(a) Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement and effective upon the occurrence of the Transaction, the Company and Change caused the Unvested Change Options to be canceled and the Participant received, in exchange for such cancelation, the number of unvested 2.5x Exit-Vesting Shares specified on the signature page hereto (the “Restricted Shares”) and the number of 3.0x Exit Vesting Shares specified on the signature page of the 3.0x Agreement.

(b) Vesting of the 2.5x Exit-Vesting Shares.

(i) In General. The 2.5x Exit-Vesting Shares shall vest at such time during the Participant’s continued Employment (as defined in the Plan) that Blackstone (as defined in the Stockholders’ Agreement) has sold at least 25% of the maximum number of shares of capital stock in Change, eRx and the Company (measured together on a weighted average shares basis, the “Equity Investment”) held by it from time to time, and shall have received cash proceeds in respect of such Equity Investment at a weighted average price per shares that is (A) equal to at least 2.5 times the amount of Blackstone’s weighted average price per share for the Equity Investment acquired by Blackstone from time to time (the “2.5x MOIC Hurdle”) or (B) sufficient to result in an annual internal rate of return of at least 25% on such shares sold assuming that Blackstone’s original purchase price for such shares sold was the weighted average price per share for all such shares acquired by Blackstone from time to time (the “25% IRR Hurdle”).

(ii) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) during the Participant’s continued Employment, (A) the 2.5x Exit-Vesting Shares shall, to the extent not then vested or previously forfeited or canceled, become fully vested if the 2.5x MOIC Hurdle or the 25% IRR Hurdle are satisfied in connection with the Change of Control, and (B) to the extent the 2.5x Exit-Vesting Shares do not vest prior to or in connection with such Change of Control, the Company, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, shall either assume or continue the Company’s rights and obligations under the unvested 2.5x Exit-Vesting Shares outstanding immediately prior to the Change of Control or substitute for each or any such outstanding unvested 2.5x Exit-Vesting Share a substantially equivalent award with respect to the acquiring entity’s common stock or other common equity, as applicable.

(c) Termination of Employment. If the Participant’s Employment terminates for any reason, the Restricted Shares, to the extent not then vested, shall be immediately canceled by the Company without consideration. Notwithstanding the foregoing, if the Participant’s Employment is terminated (x) by the Company, the JV, or, if applicable, eRx, not for Cause or due to the Participant’s death or Disability or (y) by the Participant for Good Reason or due to the Participant’s Retirement, the 2.5x Exit-Vesting Shares shall remain outstanding and be eligible to vest for six months following the date of termination (the “Extension Period”), so long as the applicable vesting criteria set forth in Section 1(b) are satisfied during such Extension Period. To the extent the 2.5x Exit-Vesting Shares do not vest during such Extension Period, such unvested Restricted Shares will be canceled at the end thereof.

(d) Complete Exit By Blackstone. Notwithstanding any provision of Section 1(b) to the contrary, the 2.5x Exit-Vesting Shares, to the extent not then vested, shall be immediately canceled by the Company without consideration at such time as Blackstone shall cease to have an investment in the Equity Investment.

(e) The Participant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

(g) The Participant shall not make any election under 83(b) of the Internal Revenue Code of 1986, as amended, with respect to any of the Restricted Shares granted under this Agreement.

2. Confidential Information; Post-Employment Obligations.

(a) Terms of Agreement. The terms of this Agreement constitute confidential information, which Participant shall not disclose to anyone other than Participant’s spouse, attorneys, tax advisors, or as required by law. The Company and its Affiliates (which for purposes of this Section 2 will include the JV and eRx and their Affiliates) may disclose the terms of this Agreement, provided, that for the purposes of this Section 2, The Blackstone Group, L.P., Hellman & Friedman LLC, McKesson and any of their respective Affiliates (other than the Company and its Subsidiaries and the JV and its Subsidiaries and eRx and its Subsidiaries) shall not be considered “Affiliates” of the Company.

(b) Restrictive Covenants. The Participant acknowledges and agrees that the Participant has agreed to certain covenants regarding non-competition, non-solicitation, non-disparagement, confidentiality, and other restrictions, which are contained herein or are hereby incorporated by reference, and are in consideration for Participant’s receiving the grant of the Restricted Shares under this Agreement and right to benefits upon certain terminations of Employment as provided in Section 1(c), receiving other benefits provided in this Agreement and elsewhere, and access to Confidential Information of the Company Group. For this purpose, “Confidential Information” means and includes the confidential and/or proprietary information and/or trade secrets of the Company Group that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources, and any references to “affiliates” in any provisions or agreements related to non-disparagement entered into by the Participant shall be deemed to include The Blackstone Group, L.P., Hellman & Friedman LLC, and McKesson.

3. Repayment of Proceeds. If the Participant’s Employment is terminated by a Service Recipient for Cause or the Participant violates any provision of Section 2 of this Agreement, or any non-competition, non-solicitation, confidentiality, non-disparagement or other similar agreement between the Participant and the Company or any of its Affiliates (a “Restrictive Covenant Violation”), or a Service Recipient discovers after a termination of Employment that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required to pay to the Company (and/or the JV and eRx), within 10 business days’ of the Company’s (and/or the JV’s and eRx’s) request to the Participant therefor so long as such request is provided to the Participant within the 18 months immediately following the Participant’s termination of Employment (or in the case of a Restrictive Covenant Violation, 18 months from the date of the Service Recipient’s actual knowledge of such Restrictive Covenant Violation), an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, any Shares acquired upon the vesting of Restricted Shares. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

4. Book Entry; Certificates. The Company shall recognize the Participant’s ownership of Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (a) the vesting of Restricted Shares pursuant to this Agreement and (b) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

5. Rights as a Stockholder.

(a) The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and, subject to Section 5(b) below, rights to dividends or other distributions; provided that the Shares shall be subject to the limitations on transfer and encumbrance set forth in the Stockholders’ Agreement entered into by and among the Company, the JV, McKesson, the Company’s stockholders, and the other parties thereto dated as of March 1, 2017, (the “Stockholders’ Agreement”), attached hereto as Exhibit B, as may be amended or supplemented from time to time in accordance with the terms thereof, or any other similar agreement of one or more stockholders of the Company or a successor or issuer who assumes the Restricted Shares granted under this Agreement designated by the Committee as a “Stockholders’ Agreement”.

(b) The Participant shall be credited dividend equivalent payments (upon the payment by the Company of dividends on Shares), which shall accrue in cash without interest (unless otherwise elected by the Committee) and shall be delivered in cash (unless the Committee in its sole discretion, elects to settle such amount in Shares having a Fair Market Value as of the settlement date equal to the amount of such dividends), which accumulated dividend equivalents shall be payable at the same time as the underlying Restricted Share becomes vested, and, if any Restricted Share are forfeited, the Participant shall have no right to such dividend equivalent payments.

6. Legend on Certificates. The certificates representing the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Service Recipient or any Affiliate thereof. Further, the Service Recipient or any Affiliate thereof may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8. Withholding. Upon the vesting of, and lapsing of restrictions on, any Restricted Shares, or at any such time as required under applicable law, the Participant shall be required to pay to the Company or any Affiliate in cash and the Company or its Affiliates shall have the right and are authorized to, withhold any applicable withholding taxes in respect of a Restricted Share, its vesting, or any payment or transfer under or with respect to a Restricted Share and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding the foregoing, at any time when the Company’s Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board, the Participant may elect to have such withholding obligation satisfied by surrendering to the Company or any Affiliate a number of Shares having a Fair Market Value equal to or greater than the minimum applicable amount necessary to satisfy federal, state, local or foreign withholding tax requirements, liabilities and obligations, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction), and the Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender.

9. Securities Laws; Cooperation. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

10. Notices. Any notice under this Agreement shall be addressed as follows:

if to the Company:

HCIT Holdings, Inc.

c/o Change Healthcare, Inc.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Attention: General Counsel

Fax: [fax number]

with copies (which shall not constitute notice) to:

The Blackstone Group, L.P.

345 Park Avenue

New York, NY 10152

Attention: Neil P. Simpkins

Tel: [telephone number]

Fax: [fax number]

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gregory Grogan

Tel: [telephone number]

Fax: [fax number]

If to the Participant:

At the address appearing in the personnel records of the Company or the JV for the Participant.

Following the date hereof, notice may be delivered to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

12. Shares Subject to Plan and Stockholders’ Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders’ Agreement. The Restricted Shares and the Shares received upon vesting of the Restricted Shares are subject to the Plan and the Stockholders’ Agreement and as a condition of the receipt of the Restricted Shares, the Participant agrees to be bound by the Stockholders’ Agreement designated by the Committee. For the avoidance of doubt, the Restricted Shares shall be subject to the adjustment and modification provisions of the Plan. The terms and provisions of the Plan and the Stockholders’ Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision contained herein and a term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail. In the event of a conflict between any applicable term or provision of the Plan and any term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail.

13. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant unless such action is made in accordance with the terms of the Plan.

14. Entire Agreement. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided, that if any member of the Company Group is a party to one or more agreements with Participant related to the matters subject to Section 2, such other agreements shall remain in full force and effect and continue in addition to this Agreement, including, for the avoidance of doubt, those certain covenants set forth in any Trade Secret and Proprietary Information Agreement and/or Company Protection Agreement entered into with a member of the Company Group (which covenants do not supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and any member of the Company Group (or any subsidiary or Affiliate thereof) to the extent that such agreement is more protective of the business of the Company Group), and provided further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 2 hereof) or the Stockholders’ Agreement (or provide more favorable rights and remedies to the Participant), such terms will be deemed amended and shall not apply to the Restricted Shares granted herein or any Shares acquired upon vesting of the Restricted Shares. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Participant acknowledges and accepts the terms of this Agreement which shall be effective as of the date set forth below and countersignatures by Change and the Company.

Participant:

Name:

Date:
Address:

Please check the appropriate box:

2.5x Exit-Vesting Shares

Number: [                ]

[Signature Page - Replacement Restricted Stock Grant for Options of Change Healthcare, Inc.]

Agreement acknowledged and confirmed:

CHANGE HEALTHCARE, INC.		HCIT HOLDINGS, INC.

By:		By:
	Name:		Name:
	Title: Authorized Signatory		Title: Authorized Signatory

[Signature Page - Replacement Restricted Stock Grant for Options of Change Healthcare, Inc.]

Exhibit A

Plan

(Distributed Separately)

Exhibit B

Stockholders’ Agreement

(Distributed Separately)